EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-215965, 333-209547, 333-202056, 333-193702, 333-186365, 333-179969, 333-172189 and 333-167835) of BroadSoft, Inc. of our report dated February 23, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
February 23, 2017